UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2012

Athersys, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 20, 2012. Set forth below are the voting results for each of the matters submitted to a vote of the Company’s stockholders.

Proposal One — Election of Directors.

All nominees for election to the Company’s Board of Directors named in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2012 were elected, each to a one-year term, with the following votes:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Gil Van Bokkelen	8,775,275	568,538	12,615,599

John J. Harrington	8,759,586	584,227	12,615,599

Kenneth H. Traub	8,526,484	817,329	12,615,599

Lee E. Babiss	8,478,898	864,915	12,615,599

Ismail Kola	8,762,853	580,960	12,615,599

Lorin J. Randall	8,536,131	807,682	12,615,599

Jack L. Wyszomierski	8,773,334	570,479	12,615,599

Proposal Two — Ratification of the Appointment of the Company’s Independent Auditors.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 with the following votes:

For	Against	Abstain
21,831,310	110,645	17,457

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

Date: June 22, 2012	By:	/s/ Laura K. Campbell
Name: Laura K. Campbell
Title: Vice President of Finance